EXHIBIT 8.1



                                        March 21, 1994


Capital Auto Receivables, Inc.
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

          Re:  CAPITAL AUTO RECEIVABLES, INC.
               REGISTRATION STATEMENT ON FORM S-3 (NO. 33-52597)

          We have acted as special counsel to Capital Auto Receivables, Inc., a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Securities (the "Securities") with an aggregate principal amount of $6,193,150,815.02.

          As described in the Prospectus forming a part of the Registration Statement on the date of effectiveness, the Securities will be Asset Backed Notes ("Notes") and Asset Backed Certificates ("Certificates") that will be issued in series.
Each series of Notes and Certificates will be issued by a Delaware business trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and an Owner Trustee. Each series issued by a Trust may include one or more classes of Notes and one or more classes of Certificates. The Notes of any Trust will be issued pursuant to an Indenture (each, an "Indenture") by and between such Trust and an Indenture Trustee to be specified in the related Prospectus Supplement and a Trust Sale and Servicing Agreement by and among such Trust, the Company and General Motors Acceptance Corporation, as servicer (each, a "Trust Sale and Servicing Agreement"). The Certificates of any Trust will be issued pursuant to a Trust Agreement (each, a "Trust Agreement") by and among the Company and an Owner Trustee to be specified in the related Prospectus Supplement.

          We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes and Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed with the Registration Statement, the form of Indenture, the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act included as an exhibit thereto (a "Trust Certificate")), the form of Trust Sale and Servicing Agreement, the form of Pooling and Servicing Agreement between General Motors Acceptance Corporation and the Company and the form of Administration Agreement among the related Trust, the related Indenture Trustee and General Motors Acceptance Corporation, as administrator (collectively, the "Operative Documents"). We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

Capital Auto Receivables, Inc.
March 21, 1994
Page 2
          The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

          Based on the foregoing and assuming that the Operative Documents with respect to each series of Notes and Certificates are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that the discussions presented in the Prospectus forming part of the Registration Statement under the captions "PROSPECTUS SUMMARY-- Certain Federal Income Tax Consequences" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" are based upon reasonable interpretations of existing U.S. federal tax law. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

                                   Sincerely,



                                   ------------------------------
                                   KIRKLAND & ELLIS